                                                                     EXHIBIT 3.1

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "AMERICAN COMMERCIAL LINES LLC", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 1998, AT 1 O'CLOCK P.M.

                                     [SEAL] /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 9008547

                                                    DATE: 04-02-98
2879540 8100
981127612
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                            CERTIFICATE OF FORMATION
                                       OF
                          AMERICAN COMMERCIAL LINES LLC

      This Certificate of Formation of American Commercial Lines LLC (the "LLC"), dated as of April 2,1998, is being duly executed and filed by Louis G. Recher, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C, Section 18-101 et seq.)

      FIRST: The name of the limited liability company formed hereby is American Commercial Lines LLC.

      SECOND: The registered office of the LLC in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the LLC at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above-written.

                                                        By: /s/ Louis G. Recher
                                                            -------------------
                                                            Louis G. Recher
                                                            Authorized Person

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 01:00 PM 04/02/1998
   981127612 - 2879540